Exhibit 10.1

NON-QUALIFIED STOCK OPTION AGREEMENT
UNDER THE INSULET CORPORATION SECOND AMENDED AND RESTATED
2007 STOCK OPTION AND INCENTIVE PLAN

Name of Optionee:
No. of Option Shares:
Option Exercise Price per Share:
Grant Date:
Expiration Date:
Insulet Corporation (the “Company”) hereby grants to the Optionee named above an option (the “Stock Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of shares of Common Stock, par value $0.001 per share (the “Stock”) of the Company specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth herein and in the Insulet Corporation Second Amended and Restated 2007 Stock Option and Incentive Plan as amended through the date hereof (the “Plan”). This Stock Option was granted as an “Inducement Award” under NASDAQ Listing Rule 5635(c)(4) and accordingly is not issued under the Plan. However, this Stock Option is intended to incorporate all of the terms and conditions of the Plan. This Stock Option is not intended to be an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended. Reference is also made to the Employment Agreement entered into as of September 16, 2014, by and between the Company and the Optionee (the “Employment Agreement”).
1.Exercisability Schedule. No portion of this Stock Option may be exercised until such portion shall have become exercisable. Except as set forth below, and subject to the discretion of the Administrator (as defined in Section 2 of the Plan) to accelerate the exercisability schedule hereunder, this Stock Option shall be vested and exercisable as follows: 25% of the number of Option Shares as set forth above shall become vested and exercisable on December 31, 2014 and the remaining number of Option Shares set forth above shall become vested and exercisable in 12 equal quarterly installments thereafter, so long as the Optionee continues to have a Service Relationship with the Company or a Subsidiary (as defined in the Plan) on such vesting dates.
For purposes hereof, “Service Relationship” means any relationship as a full-time employee, part-time employee or director of the Company or any Subsidiary or any successor entity (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or Non-Employee Director). Once exercisable, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.
2.Manner of Exercise.
(a)The Optionee may exercise this Stock Option only in the following manner: from time to time on or prior to the Expiration Date of this Stock Option, the Optionee may give written notice to the Administrator of his or her election to purchase some or all of the Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased.
Payment of the purchase price for the Option Shares may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the Optionee on the open market or that are beneficially owned by the Optionee and are not then subject to any restrictions under any Company plan and that otherwise satisfy any holding periods as may be required by the Administrator; (iii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; (iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; or (v) a combination of (i), (ii). (iii) and (iv) above. Payment instruments will be received subject to collection.

The transfer to the Optionee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon (i) the Company’s receipt from the Optionee of the full purchase price for the Option Shares, as set forth above, (ii) the fulfillment of any other requirements contained herein or in the Plan or in any other agreement or provision of laws, and (iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Stock Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations. In the event the Optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Optionee upon the exercise of the Stock Option shall be net of the Shares attested to.
(b)The shares of Stock purchased upon exercise of this Stock Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such transfer and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.
(c)The minimum number of shares with respect to which this Stock Option may be exercised at any one time shall be 100 shares, unless the number of shares with respect to which this Stock Option is being exercised is the total number of shares subject to exercise under this Stock Option at the time.
(d)Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.
3.Termination of Service Relationship. If the Optionee’s Service Relationship with the Company or a Subsidiary is terminated, the period within which to exercise the Stock Option may be subject to earlier termination as set forth below.
(a)Termination Due to Death. If the Optionee’s Service Relationship terminates by reason of the Optionee’s death, any portion of this Stock Option outstanding on such date shall become fully exercisable and may thereafter be exercised by the Optionee’s legal representative or legatee for a period of 12 months from the date of death or until the Expiration Date, if earlier.
(b)Termination Due to Disability. If the Optionee’s Service Relationship terminates by reason of the Optionee’s disability (as determined by the Administrator), any portion of this Stock Option outstanding on such date shall become fully exercisable and may thereafter be exercised by the Optionee for a period of 12 months from the date of termination or until the Expiration Date, if earlier.
(c)Termination for Cause. If the Optionee’s Service Relationship terminates for Cause (as defined below), any portion of this Stock Option outstanding on such date shall terminate immediately and be of no further force and effect.
(d)Other Termination. If the Optionee’s Service Relationship terminates for any reason other than the Optionee’s death, the Optionee’s disability or Cause, and unless otherwise determined by the Administrator, any portion of this Stock Option outstanding on such date may be exercised, to the extent exercisable on the date of termination, for a period of three months from the date of termination or until the Expiration Date, if earlier. If the Optionee’s Service Relationship terminates on or after three years of his initial date of employment by the Company without Cause, by the Optionee for Good Reason, or without Good Reason after the Optionee has assisted in developing a CEO succession plan that the Board has approved, then this Stock Option shall be subject to the terms and conditions of Optionee’s Employment Agreement with the Company. Any portion of this Stock Option that is not exercisable on the date of termination shall terminate immediately and be of no further force or effect.
(e)Termination in connection with a Sale Event. If the Optionee’s Service Relationship is terminated by the Company without Cause or by the Optionee for Good Reason in either case within 24 months after a Sale Event, this Stock Option shall immediately become 100% vested and exercisable as of the date of such termination.
For purposes hereof, “Cause” shall have the same meaning as in Optionee’s Employment Agreement with the Company.

For purposes of this Agreement, “Good Reason” shall have the same meaning as in Optionee’s Employment Agreement with the Company.
The Administrator’s determination of the reason for termination of the Optionee’s Service Relationship shall be conclusive and binding on the Optionee and his or her representatives or legatees.
4.Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
5.Transferability. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.
6.Tax Withholding. The Optionee shall, not later than the date as of which the exercise of this Stock Option becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Company shall have the authority to cause the minimum required tax withholding obligation to be satisfied, in whole or in part, by withholding from shares of Stock to be issued to the Optionee a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due.
7.No Obligation to Continue Service Relationship. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Optionee’s Service Relationship and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the Service Relationship of the Optionee at any time.
8.Integration. This Agreement constitutes the entire agreement between the parties with respect to this Stock Option and supersedes all prior agreements and discussions between the parties concerning such subject matter.
9.Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Optionee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Optionee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Optionee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.
10.Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

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11.Clawback. The Optionee agrees and acknowledges that the entire Stock Option, whether or not vested or exercised, shall be subject to the terms and provisions of the Company’s Policy for Recoupment of Incentive Compensation, when adopted. The Company’s Policy for Recoupment of Incentive Compensation shall have substantially the terms and provisions as set forth in Exhibit A.

INSULET COPRORATION

By: Brian Roberts
Title: Chief Financial Officer

Optionee Name
Optionee Acceptance Date

EXHIBIT A
INSULET CORPORATION
Policy for Recoupment of Incentive Compensation1
Definitions
As used herein, the following terms have the following meaning:
“Covered Officer” means any officer of the Company whom the Board of Directors has previously determined is subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934. This policy shall apply to persons who were Covered Officers during the relevant period but are no longer employees of the Company at the time the determination to recoup compensation is made.
“Incentive Compensation” means annual cash bonus and long term equity incentive compensation (i.e., employee stock options and restricted stock units).
Policy
If Insulet Corporation (the “Company”) is required to restate any of its financial statements due to both (i) the material non-compliance of the Company with any financial reporting requirement and (ii) misconduct of a Covered Officer, then the Compensation Committee may require any Covered Officer to repay to the Company that part of the Incentive Compensation received by that Covered Officer during the one-year period preceding the publication of the restated financial statement that the Compensation Committee determines was in excess of the amount that such Covered Officer would have received had such Incentive Compensation been calculated based on the financial results reported in the restated financial statement.
The Compensation Committee may take into account any factors it deems reasonable in determining whether to seek recoupment of previously paid Incentive Compensation and how much compensation to recoup from individual Covered Officers (which need not be the same amount or proportion for every Covered Officer), including any determination by the Compensation Committee regarding which Covered Officer engaged in misconduct or was responsible in whole or in part for the events that led to the financial restatement. The amount and form of the compensation to be recouped shall be determined by the Compensation Committee in its discretion, and recoupment of compensation paid as annual cash bonuses or long term incentives may be made, in the Compensation Committee’s discretion, through cancellation of vested or unvested stock options, cancellation of unvested restricted stock units and/or cash repayment.
This policy will be amended to conform with the mandatory clawback requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act once rules implementing such requirements are finalized.

1Adopted by the Board of Directors on [_______________], 2014.